SHARE PURCHASE AGREEMENT

                 (Page 4 is attached separately with signatures)


MEMORANDUM OF AGREEMENT made as of the 15th day of April, 1999.

BETWEEN:

Michael Marleau, Edwin E. Savage, Igor Petrov, Greg McCartney, Larry Pasemko, Ruth Marleau, Victoria Creighton, Alex de Haydu, Ken Shaw and Roger Baer C/o #210 - 475 Howe Street Vancouver, B.C. CANADA V5C 2B3 (hereinafter referred to as the "Vendors")

                                                               OF THE FIRST PART

AND:

White Diamond Spirits, Inc., a corporation incorporated pursuant to the laws of the State of Nevada with its records office at 7631 Bermuda Road, Las Vegas, Nevada, U.S.A., 89123 (hereinafter referred to as the "Purchaser")


                                                              OF THE SECOND PART

AND:

White Diamond Importers LLC, a corporation incorporated pursuant to the laws of the State of Nevada with its records office at 3525 East Harmon Avenue, Las Vegas, Nevada, U.S.A., 89121 (hereinafter referred to as the "Importers")

                                                               OF THE THIRD PART

WHEREAS:

A. The Vendors are the owners of the entire one hundred percentage ownership in Importers.

B. The Purchaser has agreed with the Vendors to purchase one hundred percentage ownership in Importers exchange for shares in the Purchaser.


THIS AGREEMENT WITNESSETH that in consideration of the covenants, agreement, warranties and payments herein set out and provided for, the parties hereby respectively covenant and agree as follows:

1.   Purchased Shares

     Subject to the terms and conditions hereof, the Vendors covenant and agree to sell, assign, and transfer to the Purchaser, and the Purchaser covenants and agrees to purchase from the Vendors all (and not less than all) of the one hundred percentage ownership (the "Percentage Ownership") in Importers for the purchase price (the "Purchase Price") payable as set out in Article 2 hereof.

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2.   Purchase Price

     (1) The Purchase Price shall be 2,400,000 Class A Common voting shares of the Purchaser at $0.13 U.S. per share.

     (2)  The Purchase Price shall be transferred to the Vendors at the Closing.


     (3) The Closing of this transaction shall take place on April 15th, 1999 (the "Closing Date").


3.   Representations and Warranties of the Vendors

     The Vendors covenant, represent and warrant as follows:

     (1) As of the date hereof, and as of the Closing date, and the Vendors acknowledge that the Purchaser is relying upon such covenants, representations and warranties in connection with the purchase by the Purchaser of the Percentage Ownership.

     (2) The Percentage Ownership in Importers that has been duly issued for valuable consideration is 100%.

     (3)  (a) The Percentage Ownership of record are as follows:

               Michael Marleau 35%, Edwin E. Savage 12%, Igor Petrov 12%, Greg McCartney 9%, Larry Pasemko 9%, Ruth Marleau 9%, Roger Baer 5%, Victoria Creighton 4%, Alex de Haydu 4%, and Ken Shaw 1% = 100%

          (b) The shareholders of the Purchaser after the exchange of the Percentage Ownership are as follows:

               Michael Marleau 840,000; Edwin E. Savage 288,000; Igor Petrov 288,000; Greg McCartney 216,000; Larry Pasemko 216,000; Ruth Marleau 216,000; Roger Baer 120,000; Victoria Creighton 96,000; Alex de Haydu 96,000; and Ken Shaw 24,000 = 2,400,000

     (4) No person, firm or corporation has any agreement or option or any right (whether by law, pre-emptive or contractual and including convertible securities, warrants or convertible obligations of any nature) for the purchase or the issue of either the Percentage Ownership or any unissued percentage interest of Importers.

     (5) The entering into of this agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of the constating document or by-laws of the Vendors or of any indenture or other agreement, written or oral, to which the Vendors may be a party.

     (6) This agreement has been duly executed and delivered by the Vendors and is a valid and binding obligation of the Vendors enforceable in accordance with its terms.

     (7) The Vendors are non-resident within the meaning of the International Revenue Code of the United States.


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                                     - 3 -

     (8) To the Vendor's knowledge, there are no existing or threatened legal actions or claims against White Diamond.

     (9) The audited financial statements of Importers dated February 28th, 1999, a copy of which is attached hereto as "Schedule A", fairly represent the financial position of Importers as at the dates indicated.

6.   Covenants of the Vendors

     The Vendors covenant and agree that on or before the Closing Date, it will do, or will cause to be done, all necessary steps and proceedings to permit all of the Percentage Ownership to be duly and regularly transferred to the Purchaser.

7.       Covenants of the Purchaser

     The Purchaser covenants and agrees that on or before the Closing Date, it will do, or will cause to be done, all necessary steps and proceedings to permit all of the shares of the Purchaser being given to the Vendors to be duly and regularly transferred to the Vendors.

8.       Survival of Representations and Warranties

     The representations and warranties of the Vendors and Purchaser contained in this agreement, and contained in any document or certificate given pursuant hereto, shall survive the closing of the purchase and sale of the Percentage Ownership herein provided for, for a period of two years from the Closing Date.

9.       Entire Agreement

     This agreement constitutes the entire agreement between the parties hereto. There are not, and shall not be, any verbal statements, representations, warranties, undertakings or agreements between the parties hereto, and this agreement may not be amended or modified in any respect except by written instrument signed by the parties hereto.

10.      Proper Law of Contract

     This agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada.

11.      Benefit and Binding Nature of the Agreement

     This agreement shall enure to the benefit of , and be binding upon, the parties hereto and their respective successors and assigns.



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                                      - 4 -



WHITE DIAMOND SPIRITS INC.                          WHITE DIAMOND IMPORTERS LLC


/s/  Michael Marleau                                /s/ Michael Marleau
Michael Marleau                                     Michael Marleau

/s/ Edwin E. Savage                                 /s/ Edwin E. Savage
Edwin E. Savage                                     Edwin E. Savage

/s/ Igor Petrov                                     /s/ Igor Petrov
Igor Petrov                                         Igor Petrov

/s/ Greg McCartney                                  /s/ Greg McCartney
Greg McCartney                                      Greg McCartney

/s/ Larry Pasemko                                   /s/ Larry Pasemko
Larry Pasemko                                       Larry Pasemko

                                                    /s/ Ruth Marleau
                                                    Ruth Marleau

                                                    /s/ Roger Baer
                                                    Roger Baer

                                                    /s/ Victoria Creighton
                                                    Victoria Creighton

                                                    /s/ Alex de Haydu
                                                    Alex de Haydu

                                                    /s/ Ken Shaw
                                                    Ken Shaw


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